Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer of Results-Based Outsourcing Inc. (the “Company”), certifies that, to her knowledge:

1.

The report of the Company for the three month period ended March 31, 2018 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 10, 2018	By:	//Flemming J.H Hansen
Flemming J.H. Hansen
Chief Executive Officer & Chief Accounting Officer